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                                                               EXHIBIT (1)(a)(v)


                            CERTIFICATE OF AMENDMENT
                           TO THE DECLARATION OF TRUST
                                       OF
                     VAN KAMPEN OHIO QUALITY MUNICIPAL TRUST
                                  (THE "TRUST")

                   1. The Declaration of Trust amended by this document was originally filed with the Secretary of the Commonwealth of Massachusetts on July 24, 1991.

                  2. Pursuant to this Certificate of Amendment, the principal place of business of the Trust shall be changed to 1221 Avenue of the Americas, New York, New York 10020. To effect the aforesaid amendment, Article 1, Section 1.1, of the Declaration of Trust of the Trust, relating to the principal office of the Trust, is amended to read as follows:

                                    ARTICLE I

             NAME, PRINCIPAL OFFICE, RESIDENT AGENT AND DEFINITIONS

                  Section 1.1 Name, Principal Office and Resident Agent. The name of the trust created hereby is the "Van Kampen Ohio Quality Municipal Trust" (the "Trust").

                  The post office address of the principal office of the Trust is 1221 Avenue of the Americas, New York, New York 10020. The name of the resident agent of the Trust in the Commonwealth of Massachusetts is CT Corporation System, a Delaware corporation, and the post office address of the resident agent is 101 Federal Street, Boston, Massachusetts 02110.

                                   ARTICLE II

                                    TRUSTEES

                  Section 2.1 of the Declaration of Trust with respect to the names of the Trustees is hearby amended by removing Ronald A. Nyberg, One Parkview Plaza, Oakbrook Terrace, Illinois 60181 and adding Mitchell M. Merin, 1221 Avenue of the Americas, New York, New York 10020.

                  3. Such amendment shall become effective as of the close of business on June 15, 2004.

                  4. The amendment herein provided for was authorized in accordance with law.
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                  IN WITNESS WHEREOF, the undersigned has signed these presents all on June 15, 2004.

                                        /s/ Wayne W. Whalen
                                        --------------------------------
                                        Name: Wayne W. Whalen
                                        As Trustee, and not individually

                                ACKNOWLEDGEMENT

STATE OF ILLINOIS)
                 )SS
COUNTY OF COOK   )

                  On this 15(th) day of June, 2004, before me personally appeared Wayne W. Whalen, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

                                 /s/ Kurt Balder
                                 ------------------------------
                                 Notary Public

                                       My commission expires: 3/8/06



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